POWER OF ATTORNEY

        Know all men by these presents, that the undersigned director whose signature appears below hereby constitutes and appoints Brian R. McLeod and Betty Brunson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities:

To execute for and on behalf of the undersigned Forms 3, 4, 5, Schedule 13D and amendments thereto in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

i)	To do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, 5 or Schedule 13D and the timely filing of such form with the United States Securities and Exchange Commission and any other authority; and

ii)	To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in his discretion.

        The undersigned hereby grants to such attorneys-in-fact and agents full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned’s responsibilities to comply with Sections 13(d) and 16 of the Securities Exchange Act of 1934.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 21 day of July 2003.

   Signature: /s/ Fleming G Brooks

Print Name: Fleming G Brooks

STATE OF ALABAMA
Geneva COUNTY

        I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Fleming G. Brooks , whose name(s) are signed to the foregoing Power of Attorney, and who are known to me, acknowledged before me on this day that, being informed of the contents of said Power of Attorney, they executed the same voluntarily on the day the same bears date.

        Given under my hand this 21 day of July , 2003.            /s/ Roger D Baine

Notary Public                                                                            My Commission Expires:

ROGER D. BAINE Notary Public, AL State at Large My Comm. Expires Feb. 5, 2006